UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012 (March 2, 2012)

American Learning Corporation

(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Jericho Plaza, Jericho, New York 11753

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 938-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2012, the Board of Directors (the “Board”) of American Learning Corporation (the “Company”) increased the number of directors constituting the entire Board of the Company to a total of five (5) and elected Dr. Glenda Baskin Glover to fill the newly created directorship position.  Dr. Glover was also named to serve on the Company’s Audit Committee. The Board has determined that Dr. Glover is independent according to applicable rules of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market. The full text of a press release announcing the appointment on March 5, 2012 is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release of American Learning Corporation, dated March 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2012	AMERICAN LEARNING CORPORATION

	By:	/s/ Gary Gelman
Gary Gelman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of American Learning Corporation, dated March 5, 2012.